Exhibit 10.1

Exclusive Management Consulting and

Technology Agreement

Between

Shanghai Jiamu Investment Management Co., Ltd,

And

Hangzhou Wangbo Investment

Management Co., Ltd.

December 10, 2019

Exclusive Management Consulting and

Technology Agreement

This Exclusive Management Consulting and Technology Agreement (“This Agreement”) is made and entered into this on December 10, 2019 in Hangzhou, People’s Republic of China (“PRC”).

BETWEEN:

Party A: Shanghai Jiamu Investment Management Co., Ltd, a foreign-owned enterprise established that exists under the law of PRC, located in Shanghai City.

AND

Party B: Hangzhou Wangbo Investment Management Co., Ltd. , an LLC established and existed under the law of PRC, located in Hangzhou City.

Each Party “A” or “Party B”, collectively “both parties”.

WHEREAS,

1.	Party A is a foreign-owned company registered in PRC, it owns necessary resources to provide supporting services such as technology or management consulting service and intellectual property license, etc.

2.	Party B is a company registered in PRC, and it is engaged in producing and selling of new energy automobiles (“Major Business”)under appropriate approval by relevant government departments of PRC.

3.	Party A agrees to provide Party B with exclusive technical and commercial support, management consulting service about Major Business of Party B. Party B agrees to accept consulting and other services provided by Party A or its designated party under this agreement.

NOW THEREFORE, towards decision-making by consensus, both parties agree as follows:

1. Service Provided

1.1	Pursuant to terms and condition of this Agreement, Party B hereby appoints Party A as its exclusive service provider providing comprehensive management consulting, technical supporting, intellectual property license and other relevant services, including all services within major business of Party B and decided necessary from time to time by Party A, including, without limitation:

1.1.1	Management Consulting: Draft, modify and perfect strategic development plan, business and investment plan, product and service marketing development strategic plan, annual financial budget plan, internal management plan, and basic management principles of Party B, supervise and urge Party B to act pursuant to these plans and principles.

1.1.2	Technical Supporting: Technical research, development, maintenance and upgrade related to business operation of Party B; provide Party B with consulting services regarding purchasing necessary equipment, software and hardware system; technical training and guidance to staff of Party B; other services regarding technology in business operation of Party B.

1.1.3	Intellectual Property: Party A agrees that Party B can use intellectual properties owned by Party A and are necessary for business operation of Party B (including, without limitation: trademarks, patents, websites, domain names, software and other intellectual properties).

1.2	Party B accepts consulting and services provided by Party A. Party B further agrees that Party B cannot acquire the same or similar consulting and/or services as set in this agreement from any third party directly or indirectly in the term of this agreement, cannot build any cooperation relationship with any third party regarding matters related to this Agreement, cannot enter into any transaction which will cause conflict of interest or will adversely affect interest of Party A under this agreement, except with Party A’s written consent. Both parties agree that Party A can designate other party (this designated party can enter into some agreements described in subsection 1.3 in this agreement with Party B) to provide Party B with services and/or support stated in this Agreement.

2. Payment

Both Parties agree that Party B will pay Party A 95% of its profit after covering the deficit, paying statutory common reserve, and paying taxes as payment to Party A (“Service Fee”) for all services provided 3 months after every fiscal year.

The said service fee rate can be adjusted according to operation needs of Party B with Party A’s written consent.

3. Intellectual Property and Confidentiality

3.1	Party A has exclusive rights and interests of any right, interest, ownership, intellectually property, including, without limitation, copyrights, patents, claims of patent application, software, technological know-how, trade secrets and others produced or created according to this Agreement. Party B shall sign all appropriate documents, take all appropriate measures, submit all documents and/or applications, provide all appropriate assistance and other necessary actions in Party A’s sole discretion, in order to endow all related ownership, rights and interests to Party A, and/or improve Party A’s protection of such intellectual properties.

3.2	Both parties agree and acknowledge that content in this Agreement, and any oral or written materials exchanged between both parties in preparation of this Agreement shall be deemed as confidential information. All confidential information thereof will be maintained confidential and will not be disclosed or reproduced in any manner whatsoever to any third parties without written consent of the other party, except: (a) any information disclosed or will be disclosed to the public (information not disclosed to the public by one part without authorization only); (b) any information should be disclosed in accordance with applicable laws and regulations, stock exchange rules, or order by government or court; or (c) any information that needed to be disclosed to shareholders, investors, legal or financial consultant regarding transaction in this Agreement, while shareholders, investors, legal or financial consultant should comply with confidentiality clauses as well. Each side should be liable for breaching the contract if staff of or agencies hired by this side breached the confidentiality clauses. This section will survive termination of this Agreement.

3.3	Both parties agree that this section will survive regardless of modification, dissolution or termination of this Agreement.

4. Statements and Guarantee

4.1	Party A states and guarantees as follows:

4.1.1	Shanghai Jiamu Investment Management Co., Ltd, is a foreign-owned company established and exists under the law of PRC.

4.1.2	Party A has taken necessary actions, gained necessary authorizations and approval from third party and government departments in order to sign, deliver and fulfill this Agreement; Party A’s signature, delivery and fulfillment to this Agreement is NOT against relevant laws and regulations.

4.1.3	This Agreement constitutes legal, effective, binding force and mandatory obligation under this Agreement to Party A.

4.2	Party B states and guarantees as follows:

4.2.1	Hangzhou Wangbo Investment Management Co., Ltd. is an LLC that is established and exists under the law of PRC. It obtains necessary approvals and licenses to run its major business.

4.2.2	Party B has taken necessary actions, gained necessary authorizations and approval from third party and government departments in order to sign, deliver and fulfill this Agreement; Party B’ s signature, delivery and fulfillment to this Agreement is NOT against relevant laws and regulations.

4.2.3	This Agreement constitutes legal, effective, binding force and mandatory obligation under this Agreement to Party A.

5. Term and Validity

5.1	This Agreement is entered into and come into force at the date indicated in the headline.

5.2	Unless this Agreement terminates in accordance with this Agreement or other agreements between both parties, the term of validity of this Agreement is twenty (20) years.

5.3	Period of validity will automatically extend to the end of operation period of Party A or Party B when the validity expires, except for with written notice provided by Party A to Party B.

5.4	Party B has no right to terminate this Agreement except otherwise specified by law or stated in this Agreement.

6. Termination

6.1	Party B shall not terminate this Agreement in advance within period of validity of this Agreement, except for gross negligence or fraud by Party A occurred. Nevertheless, Party A shall terminate this Agreement at any time with thirty (30)days’ written notice prior to Party B.

6.2	Rights and obligations under section 3, 7 and 8 hereof will survive termination of this Agreement.

7. Governing Law and Dispute Resolving

7.1	This Agreement shall be concluded, executed, interpreted, construed, conducted, amended, terminated according to the laws of People’s Republic of China. Disputes shall be resolved according to the laws of PRC.

7.2	If any disputes caused by interpreting and conducting this Agreement arises, both parties of this Agreement shall settle the disputes through friendly negotiation in the first place. If the disputes remain unresolved 30 days after one party send written request to resolve the disputes to the other party, any party shall submit relevant disputes to China International Economic and Trade Arbitration Commission (the “Commission” or “CIETAC”). The disputes shall be resolved solely and exclusively by means of arbitration to be conducted in Hangzhou, in Chinese language. The decision of arbitration is final and has binding force to both parties.

7.3	To the extent permitted by law, both parties agree and authorize that the said arbitration agency has the right to make adjudication to take shares or assets of Party C as compensation, to issue injunction(if needed for business operation or mandatory assets transfer), or to make adjudication to liquidate Party C.

7.4	To the extent permitted by law, while the arbitration court is being built or in proper conditions, both parties agree and authorize that jurisdiction court has the right to enact provisional measures to support arbitration process.

7.5	While any dispute caused by interpreting and conducting this Agreement is in process of arbitration, both parties of this Agreement shall continue to execute other rights and fulfill other obligations under this Agreement other than the issue in dispute.

8. Compensation

Party B shall compensate Party A for any loss, damage, responsibilities and fees incurred by litigation, request, or other requirements aimed at Party A produced or caused by any consultation or services provided by Party A to Party B, in order to protect Party A from any damage, except for the loss, damage, responsibilities, or fees are caused by gross negligence or active negligence of Party A.

9. Notices

9.1	Any notice or correspondence under this Agreement shall be deemed served upon delivery by personal delivery, registered mail, pre-paid postage or business express or fax to the address hereunder. Each notice should be sent by email as well. The effective delivery date is defined as follows:

9.1.1	If the notice is sent though personal delivery, express service or registered mail, pre-paid postage, the date of reception or rejection at the notice address will be deemed as Delivery Date.

9.1.2	If the notice is sent by fax, the date of success delivery will be deemed as effective Delivery Date (proved by sending information automatically generated).

9.2	Notice addresses of both parties are as follows:

Party A : Shanghai Jiamu Investment Management Co., Ltd,

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Consignee: Yan Sun

Telephone:+86-0571-87555830

Fax: +86-0571-87555826

Party B: Hangzhou Wangbo Investment Management Co., Ltd.

Address: 9th floor Building A, 459 Qianmo Rd, Binjiang District, Hangzhou City, Zhejiang Province.

Consignee: Yiyue Ye

Mobile:+86-0571-87555801

Fax: +86-0571-87555826

9.3	Any party can send notice to the other party to change the notice address according to this section.

10. Agreement Transfer

10.1	Party B shall not transfer its rights and obligations under this Agreement to a third party, except for with written consent by Party A in advance.

10.2	Party B agrees hereby, Party A can transfer its rights and obligations under this Agreement to a third party when needed with only written notice to Party B and without consent in any from Party B.

11. Severability

If one or more provisions of this Agreement is adjudicated invalid, illegal or unenforceable by any law or regulation, the validity, legality and enforcement of other provisions of this Agreement will not be affected or damaged. Both parties should negotiate friendly to substitute legal and valid provisions to the maximum expectation of both sides for invalid, illegal or unenforceable provisions. Economic effects produced by such valid provisions should be similar with that produced by those invalid, illegal or unenforceable provisions as much as possible.

12. Amendment and Supplements

Both parties shall make amendments and supplements to this Agreement in written agreements form. Signed amendment agreements and supplement agreements related to this Agreement constitute this entire Agreement and have the same legal effect with this Agreement.

13. Language and Counterparts

This Agreement is made in duplicate with both parties herein holding one copy each. Both copies have the same legal effect.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respected Officers, thereunto duly authorized as of the date first above written.

PARTY A: Shanghai Jiamu Investment Management Co., Ltd,

/s/ Corporate Chop

Signature:

By:	/s/ Zhengyu Wang

Name: Zhengyu Wang

Designation: Executive Officer and General Manager

PARTY B: Hangzhou Wangbo Investment Management Co., Ltd.

/s/ Corporate Chop

Signature:

By:	/s/ Zhengyu Wang

Name: Zhengyu Wang

Designation: Executive Officer and General Manager